Exhibit 10.32

Form: 07L Release: 2.1	LEASE	Leave this space clear. Affix additional pages to the top left-hand corner.
www.lands.nsw.gov.au	New South Wales
Real Property Act 1900

PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register. Section 96B RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.

	STAMP DUTY	Office of State Revenue use only

(A)	TORRENS TITLE	Folio Identifier 12/SP70793

(B)	LODGED BY	Document	Name, Address or DX and Telephone		CODE
Collection
		Box	TressCox Lawyers DX 123 SYDNEY
		864L	Reference:	PAE 62518 LLPN:123623X	L

(C)	LESSOR	ING MANAGEMENT LIMITED (ACN 006 065 032)

The lessor leases to the lessee the property referred to above.

(D)		Encumbrances (if applicable):

(E)	LESSEE	CHANNELL PTY LIMITED (ABN 29 002 735 622)

(F)		TENANCY:

(G)	1.	TERM 5 years
	2.	COMMENCING DATE 13 July 2006
	3.	TERMINATING DATE 12 July 2011
	4.	With an OPTION TO RENEW for a period of 5 years
set out in clause 2.4 of Annexure ‘A’
	5.	With an OPTION TO PURCHASE set out in clause N.A. of N.A.
	6.	Together with and reserving the RIGHTS set out in clause N.A. of N.A.
	7.	Incorporates the provisions or additional material set out in ANNEXURE(S) ‘A’ hereto.
	8.	Incorporates the provisions set out in N.A. in the Department of Lands, Land and Property Information Division as No(s). N.A.
	9.	The RENT is set out in item No. 8 of Annexure ‘A’

ALL HANDWRITING MUST BE IN BLOCK CAPITALS.	DEPARTMENT OF LANDS
0603	LAND AND PROPERTY INFORMATION DIVISION

DATE
(H)	I certify that the person(s) signing opposite, with whom I am personally acquainted or as to whose identity I am otherwise satisfied, signed this instrument in my presence.		Certified correct for the purposes of the Real Property Act 1900 by the lessor.

	Signature of witness:		Signature of lessor:

	Name of witness:	See Annexure ‘A’
Address of witness:

	I certify that the person(s) signing opposite, with whom I am personally acquainted or as to whose identity I am otherwise satisfied, signed this instrument in my presence.		Certified correct for the purposes of the Real Property Act 1900 by the lessee.

	Signature of witness:		Signature of lessee:

	Name of witness:	See Annexure ‘A’
Address of witness:

(I)   STATUTORY DECLARATION *

I,

solemnly and sincerely declare that—

1.         The time for the exercise of option to                     in expired lease No.                     has ended; and

2.         The lessee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1900 and I certify this lease correct for the purposes of the Real Property Act 1900.

Made and subscribed at	in the State of New South Wales
on	in the presence of—
Signature of witness:	Signature of lessor:
Full name of witness:
Address of witness:
Qualification of witness: [tick one]
☐ Justice of the Peace
☐ Practising Solicitor
☐ Other [specify]

* As the Department of Lands may not be able to provide the services of a justice of the peace or other qualified witness, the statutory declaration should be signed and witnessed prior to lodgment of the form at Land and Property Information Division.

THIS and the following 40 pages form Annexure ‘A’ to a Lease made between ING Management Limited (‘Landlord’) and Channell Pty Limited (‘Tenant’) dated July 13, 2006.  The Landlord and the Tenant agree as follows:

SUMMARY

Item 1                    LANDLORD

ING Management Limited (ACN 006 065 032)
of Level 6, 345 George Street, Sydney, New South Wales

Item 2                    TENANT

Channell Pty Limited (ABN 29 002 735 622)
of 3 Healey Circuit, Huntingwood Business Centre, Huntingwood, New South Wales

Item 3                    GUARANTOR

Not applicable

Item 4                    ESTATE

The Estate known as Huntingwood Business Centre on the land in Certificate of Title Folio
Identifier CP/SP 58386

Item 5                    PREMISES

3 Healey Circuit, Huntingwood Business Centre, Huntingwood, comprised in Certificate of Title Folio
Identifier 12/SP70793

Item 6                    TERM

5 years commencing on 13 July 2006 and terminating on 12 July 2011

Item 7                    OPTION LEASE

5 years commencing on 13 July 2011 and terminating on 12 July 2016

Item 8                    INITIAL BASE RENT

$459,885 per year

Item 9                    MARKET BASE RENT REVIEW DATES (Including during Option Lease)

13 July 2011

/s/ Adrian Lawrence Astridge	/s/ William H. Channell, Jr
/s/ Tim Roger Lewis	/s/ Nick Morganti
Signature of Landlord	Signature of Tenant

Item 10                 CPI BASE RENT REVIEW DATES (Including during Option Lease)

13 July 2007, 13 July 2008, 13 July 2009, 13 July 2010, 13 July 2012, 13 July 2013, 13 July
2014, 13 July 2015

Item 11                 FIXED PERCENTAGE BASE RENT REVIEW DATES (Including during Option Lease)

Not applicable

Item 12                 PERCENTAGE FOR FIXED PERCENTAGE BASE RENT REVIEWS

Not applicable

Item 13                 PERMITTED USE

Manufacturing, storage and distribution of moulded plastics and broadband telecommunications products and associated offices.

Item 14                 TENANT’S PROPORTION OF OUTGOINGS

A.            Lot Outgoings – 100%

B.            Estate Outgoings – 12%

Item 15                 BANK GUARANTEE

6 Months Base Rent and the Tenant’s Proportion of Outgoings increased by the rate of GST
(expressed as a percentage) applicable from time to time

Item 16                 SECURITY DEPOSIT

Not applicable

Item 17                 PERIOD FREE OF BASE RENT AND LANDLORD’S CONTRIBUTION

See Clause 20.3

Item 18                 NUMBER OF CAR SPACES

63 provided by the Landlord

Item 19                 INCENTIVE AMOUNT

The total of:

A:            $229,942.50 being equivalent to 6 Months initial Base Rent; and

B:            the cost of the Landlord’s Power Facilities (less any amount paid or allowed by the Tenant pursuant to Clause 20.7)

Item 20                 SCHEME

ING Industrial Fund

Item 21                                                    TRUST

Not applicable

1.          DEFINITIONS AND INTERPRETATION

1.1.      DEFINITIONS

Unless otherwise provided in this Lease, the following words have the following meanings:

1.1.1         ‘ACCESSORIES’ means all wires, cables, ducts, plant, machinery, fixtures, fittings, equipment, kitchens, toilets, grease traps, wash basins, water, gas and electrical fittings and equipment, pipes, drains, sewers and other services in or to the Premises or the Estate owned or controlled by the Landlord other than the Tenant’s Goods.

1.1.2         ‘ALTERNATE PREMISES’ means property owned by the Landlord or a Related Corporation of the Landlord and held in the ING Industrial Fund.

1.1.3         ‘BANK GUARANTEE’ means an irrevocable bank guarantee having no expiry date to be in a form approved by the Landlord from a bank trading in New South Wales under which the bank agrees to pay to the Landlord on demand an amount not less than the amount specified in Item 15.

1.1.4         ‘BASE RENT’ means the amounts payable under Clause 3.1.

1.1.5         ‘BASE RENT AGREEMENT PERIOD’ means the period of 14 days during which the Landlord and the Tenant will try to agree on the current annual face market rent to apply from a Market Base Rent Review Date.

1.1.6         ‘BUSINESS DAY’ means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney.

1.1.7         ‘COMMENCING DATE’ means the lease commencing date specified in Item 6.

1.1.8         ‘COMMON AREAS’ means all parts of the Estate available for use by the Tenant in common with others and includes any part of the Common Areas.

1.1.9         ‘COMMON PROPERTY’ means the common property in Strata Plan 58386 and any part.

1.1.10       ‘CPI BASE RENT REVIEW DATE’ means each of the dates specified in Item 10.

1.1.11       ‘ESTATE’ means the land and buildings described in Item 4 and includes all improvements in or on the Estate owned or controlled by the Landlord, the Accessories, the Fire Equipment, the Landlord’s Airconditioning Equipment and any extensions or alterations to the Estate and any part of the Estate.

1.1.12       ‘ESTATE OUTGOINGS’ means that percentage of the Landlord’s costs and expenses paid or payable in relation to the Estate to the extent those costs and expenses are not included in the levies of the Owners Corporation and includes:

(a)           the cost of providing and maintaining services to the Estate including light, power, airconditioning, ventilation, lifts, escalators, security, supervision, waste removal and the cleaning and lighting of the Common Property;

(b)           the cost of operating, repairing and maintaining the Estate, the Accessories, the Fire Equipment and the Landlord’s Airconditioning Equipment (but not including structural or capital works);

(c)           the cost of the management, control and administration of the Estate including wages, on costs and consultancy fees;

(d)           the cost of supplying towels, soap, sanitary units and other facilities in the washrooms and toilets of the Estate;

(e)           the cost of statutory inspections and reports;

(f)            the cost of purchasing, hiring, maintaining and servicing all plants and flowers, gardens, lawns, planted areas and artificial water courses;

(g)           the cost of pest control;

(h)           the cost of Outgoings audits;

(i)            any payments in relation to car spaces in the Estate under the Taxation Administration Act 1996 or of any other levy, charge or fee imposed by any competent authority in relation to such car spaces or the use of such car spaces.

1.1.13       ‘FIRE EQUIPMENT’ means all fire fighting, prevention, warning, evacuation and detection equipment in the Premises.

1.1.14      ‘FIXED PERCENTAGE BASE RENT REVIEW DATE’ means each of the dates specified in Item 11.

1.1.15      ‘GST’ means goods and services tax, value added tax, consumption tax or a similar tax on supply.

1.1.16      ‘GUARANTOR’ means the Person (if any) described in Item 3 and includes:

(a)           if the Guarantor is a corporation, the Guarantor’s successors in title; and

(b)           if the Guarantor is a natural person, the Guarantor’s executors and administrators.

1.1.17      ‘INCENTIVE’ means the amount (if any) of any incentive paid or allowed by the Landlord in relation to this Lease and referred to in Item 19.

1.1.18      ‘INSTITUTE’ means the New South Wales Division of the Australian Property Institute (Inc.).

1.1.19      ‘ITEM’ means an Item in the Summary.

1.1.20      ‘LANDLORD’ means the Person described in Item 1 and includes:

(a)           if the Landlord is a corporation, the Landlord’s successors in title and assigns; and

(b)           if the Landlord is a natural person, the Landlord’s executors and administrators.

1.1.21       ‘LANDLORD’S ADVANCE’ means the amount which the Landlord, acting reasonably, accepts is equal to the cost of the Power Upgrade less the Landlord’s Power Cost.

1.1.22       ‘LANDLORD’S AIRCONDITIONING EQUIPMENT’ means all plant and equipment for ventilating or air conditioning the Premises or the Estate owned or controlled by the Landlord.

1.1.23       ‘LANDLORD’S OUTGOINGS ESTIMATE’ means a written estimate given by the Landlord to the Tenant detailing the Landlord’s estimate of the Tenant’s Proportion of Outgoings for any period up to 1 year in advance of such estimate.

1.1.24       ‘LANDLORD’S POWER COST’ means that part of the cost of the Power Upgrade which relates to increasing the power available to the Premises to 650 Amps per phase.

1.1.25       ‘LANDLORD’S POWER FACILITIES’ means the plant, buildings, cables, wires and associated equipment installed in the Premises by the Landlord to enable future supply of a higher capacity of power to the Premises of 1,200 Amps per phase.

1.1.26       ‘LANDLORD’S REVIEW NOTICE’ means a written notice given by the Landlord to the Tenant of the Landlord’s assessment of the annual current face market rent to apply from a Market Base Rent Review Date.

1.1.27       ‘LEASE’ means this Lease and includes any other tenancy which exists between the Landlord and the Tenant in relation to the Premises.

1.1.28       ‘LOT’ means Lot 12 in Strata Plan 70793.

1.1.29       ‘LOT OUTGOINGS’ means that percentage of the Landlord’s costs and expenses paid or payable in relation to the Lot and includes:-

(a)           all Rates and Taxes;

(b)           the cost of providing and maintaining services to the Lot including light, power, airconditioning, ventilation, lifts, escalators, security, supervision, waste removal and the cleaning and lighting of the Common Areas;

(c)           the cost of operating, repairing and maintaining the Lot, the Accessories, the Fire Equipment and the Landlord’s Airconditioning Equipment (but not including structural or capital works);

(d)           the cost of the management, control and administration of the Lot including wages, on costs and consultancy fees;

(e)           the cost of all premiums to insure the Lot in its full insurable replacement value including demolition and debris removal with an escalation provision, broker’s fees, stamp duty, valuations required for insurance purposes, loss of rent insurance and such other insurances as the Landlord requires;

(f)            the cost of supplying towels, soap, sanitary units and other facilities in the washrooms and toilets of the Lot;

(g)           the cost of statutory inspections and reports;

(h)           the cost of purchasing, hiring, maintaining and servicing all plants and flowers, gardens, lawns, planted areas and artificial water courses;

(i)            the cost of pest control;

(j)            the cost of Outgoings audits;

(k)           any payments in relation to car spaces in the Lot under the Taxation Administration Act 1996 or of any other levy, charge or fee imposed by any competent authority in relation to such car spaces or the use of such car spaces; and

(l)            any levies or other monies that are payable to the Owners Corporation.

1.1.30      ‘MARKET BASE RENT REVIEW DATE’ means each of the dates specified in Item 9.

1.1.31      ‘MONTH’ means calendar month.

1.1.32      ‘NEW TENANT’ means the proposed assignee, sub-tenant or licensee as referred to in Clause 15.1.3

1.1.33      ‘OPTION LEASE’ means the further lease of the Premises for the further term specified in Item 7.

1.1.34      ‘OUTGOINGS’ means the total of the Lot Outgoings and the Estate Outgoings.

1.1.35      ‘OWNERS CORPORATION’ means the Owners Corporation of Strata Plan 58386.

1.1.36      ‘PAYMENT EVENT’ means the day on which:

(a)           the Tenant is in default under this Lease and the Landlord as a result is entitled to re-enter and repossess the Premises; or

(b)           this Lease expires, is terminated or surrendered; or

(c)           the Tenant assigns its interest in the Premises.

1.1.37       ‘PERMITTED USE’ means the use specified in Item 13.

1.1.38       ‘PERSON’ includes natural persons and incorporated and unincorporated bodies and associations.

1.1.39       ‘POWER UPGRADE’ means an increase in the power provided to the Premises to 1,200 Amps per phase by way of the installation of a kiosk or sub-station within the Estate.

1.1.40       ‘POWER UPGRADE NOTICE’ means a written notice from the Tenant to the Landlord notifying the Landlord that the Tenant requires a Power Upgrade.

1.1.41       ‘POWER UPGRADE RENT’ means an amount equal to the Landlord’s Advance, plus interest on the Landlord’s Advance calculated at the Rate applicable from time to time, computed from the date on which the Landlord’s Advance is made and calculated on the Landlord’s Advance outstanding at the commencement of each Month during the Term.

1.1.42       ‘PREMISES’ means the Premises described in Item 5 and includes the Accessories, the Fire Equipment, the Landlord’s Airconditioning Equipment and the Landlord’s Power Facilities located within the Premises and any part of the Premises.

1.1.43       ‘PREMISES SERVICES’ means any services and facilities provided or installed by or for the Landlord in the Premises or for the benefit of the Premises in any false floor of the Premises or in any ceiling cavity or structural walls adjoining the Premises including but, not limited to, airconditioning thermostats, ducts and outlets, fire sprinkler heads and piping, security and fire alarm equipment, lighting, central electrical switching arrangements, emergency lighting and exit signs.

1.1.44       ‘PRESIDENT’ means the president or other principal officer (acting or otherwise) from time to time of the Institute.

1.1.45       ‘PROPERTY COUNCIL’ means Property Council of Australia Limited (ACN 008 474 422) trading as Property Council of Australia.

1.1.46       ‘PROPOSED TRANSFEREE’ means a Person to which the Tenant proposes to transfer or issue shares or a Person in which the Tenant proposes to vest other rights as referred to in Clause 15.2.

1.1.47       ‘RATE’ means the published BBSW rate plus 265 basis points.

1.1.48       ‘RATES and TAXES’ means all rates, taxes, charges and assessments of every kind assessed, charged or imposed on the Landlord or on the Lot because of the Landlord’s interest in the Lot, except income tax, capital gains tax and any GST. In the case of land tax, Rates and Taxes means the land tax (including any similar tax on land) assessed or charged because of the Landlord’s interest in the Lot, calculated on the basis of the amount by which the Landlord’s land tax liability is increased because of the Landlord’s interest in the Lot.

1.1.49       ‘RELATED CORPORATION’ has the same meaning as that term is given in the Corporations Act 2001.

1.1.50       ‘SCHEME’ means the scheme specified in Item 20.

1.1.51       ‘SECURITY DEPOSIT’ means a sum of cash of an amount not less than the amount specified in Item 16 to be held by the Landlord as provided in Clause 20.2.

1.1.52       ‘SUMMARY’ means the Summary appearing at the start of this Lease.

1.1.53      ‘TENANT’ means the Person described in Item 2 and includes:

(a)           if the Tenant is a corporation, the Tenant’s successors in title and assigns;

(b)           if the Tenant is a natural person, the Tenant’s executors, administrators and assigns;

(c)           unless contrary to the context, the Tenant’s employees; and

(d)           unless contrary to the context, the Tenant’s contractors, agents, customers and visitors at any time in the Estate.

1.1.54      ‘TENANT’S GOODS’ means all the Tenant’s fixtures, fittings and goods in the Premises but does not include any fixtures, fittings or goods in the Premises to replace the Accessories, the Fire Equipment or the Landlord’s Airconditioning Equipment.

1.1.55      ‘TENANT’S FITOUT WORKS’ means the works carried out or to be carried out by the Tenant to fitout the Premises for the Tenant’s occupation.

1.1.56      ‘TENANT’S PROPORTION OF OUTGOINGS’ is, as at the date that the Tenant first occupies the Premises, the proportion of the Lot Outgoings stated in Item 14A and the Proportion of the Estate Outgoings stated in Item 14 B.

1.1.57      ‘TERM’ means the term of this Lease specified in Item 6.

1.1.58      ‘TERMINATING DATE’ means the lease terminating date specified in Item 6.

1.1.59      ‘TRUST’ means the trust specified in Item 21.

1.1.60      ‘TRUST DEED’ means the instrument constituting the Trust.

1.1.61      ‘VALUER’ means a natural person who is a practising member of not less than 5 years standing of the Institute and who regularly values premises similar to the Premises.

1.1.62      ‘WORKS’ means any works in the Premises which affect or interfere with the Accessories, the Fire Equipment or the Landlord’s Airconditioning Equipment and any alterations or additions to the Premises.

1.2.      INTERPRETATION

Unless otherwise provided in this Lease:

1.2.1        headings in this Lease do not form part of the content of this Lease and do not affect the meaning of this Lease;

1.2.2        Sections 84, 85 and 133B of the Conveyancing Act 1919 do not apply to this Lease;

1.2.3        words importing the singular include the plural and vice versa and words importing a particular gender include every gender;

1.2.4        any agreement in this Lease by 2 or more Persons binds them jointly and each of them separately;

1.2.5        if any part of this Lease is invalid, illegal or unenforceable, the remaining parts of this Lease will not be affected and will continue to be enforceable;

1.2.6        references to statutes, regulations, ordinances and by-laws include all statutes, regulations, ordinances and by-laws amending, consolidating or replacing them;

1.2.7        all covenants or obligations in this Lease are to be regarded as separate independent covenants made by 1 party to this Lease in favour of the other parties;

1.2.8        the law of New South Wales and the jurisdiction of the New South Wales Courts and of the High Court and Federal Court of Australia apply to this Lease;

1.2.9        this Lease contains the whole agreement between the Landlord and the Tenant; and

1.2.10      reference to any body (including, but not limited to, any institute, association, authority or government agency) which ceases to exist or whose powers or functions are transferred to any other body also includes the body which replaces it or which substantially takes over its powers and functions.

2.        TERM

2.1.      LEASE TERM

In consideration of the Tenant’s agreement to pay the Base Rent and the Tenant’s Proportion of Outgoings and to observe and perform the obligations on the part of the Tenant set out in this Lease the Landlord leases the Premises to the Tenant for the Term in accordance with this Lease.

2.2.      DAMAGE TO PREMISES

2.2.1        Clauses 2.2.2 and 2.2.3 apply if the Premises are damaged by fire, flood, lightning, storm or other disabling cause and, as a consequence, the Premises are either substantially unfit for the Tenant’s use or the Landlord considers it undesirable to rebuild the Premises in their previous form.

2.2.2        The Landlord can terminate this Lease by giving 1 Months written notice to the Tenant.

2.2.3        The Tenant can terminate this Lease by giving 1 Months written notice to the Landlord except where:

(a)           claims cannot be made under the Landlord’s or Owner’s Corporations insurance of the Premises because of an act or failure to act by the Tenant; or

(b)           the Landlord gives the Tenant written notice within 3 Months of the damage that the Landlord or Owner’s Corporation (as the case may be) intends to rebuild the Premises and the Landlord or the Owner’s Corporation (as the case may be) makes the Premises fit for use within 12 Months after the date of giving of the Landlord’s notice under this Clause.

2.2.4        Nothing in this Clause 2.2 obliges the Landlord or the Owner’s Corporation to rebuild the Premises.

2.3.      HOLDING OVER

2.3.1        If the Tenant remains in the Premises with the Landlord’s consent after the expiry or earlier termination of this Lease (other than under an Option Lease), the Tenant will do so as a monthly tenant:

(a)           at a Base Rent payable monthly in advance in the amounts determined by the Landlord from time to time as notified in writing by the Landlord to the Tenant; and

(b)           otherwise on the same terms as this Lease.

2.3.2        The monthly tenancy under Clause 2.3.1 can be terminated at any time by either the Landlord or the Tenant giving the other two (2) Months written notice, expiring on any day.

2.4.      OPTION LEASE

2.4.1        If the Tenant wishes to have the Option Lease and strictly complies with Clause 2.4.2, the Landlord will lease the Premises to the Tenant on the terms set out in Clause 2.4.3.

2.4.2        If the Tenant wishes to have the Option Lease, the Tenant will:

(a)           give written notice to the Landlord not more than 9 Months and not less than 6 Months before the Terminating Date;

(b)           not be in breach of this Lease, unless such breach has been waived or remedied;

(c)           pay the Landlord’s costs of entering into the Option Lease;

(d)           ensure that any Guarantor enters into the Option Lease as guarantor; and

(e)           ensure that any Bank Guarantee or Security Deposit under this Lease is applied to the Option Lease.

2.4.3        The Option Lease will be on the same terms as this Lease except:

(a)           this Clause 2.4 and Clauses 20.3, 20.4, and 20.7 will not be included;

(b)           Item 7 will not be included;

(c)           the commencing date in Item 6 will be the Option Lease commencing date;

(d)           the terminating date in Item 6 will be the Option Lease terminating date; and

(e)           the Base Rent payable during the Option Lease will be determined in accordance with this Lease and will in no event be varied to be less than 104% of the Base Rent payable at the expiry of this Lease.

3.        BASE RENT AND OTHER PAYMENTS

3.1.      RATES OF BASE RENT

Base Rent is payable at the annual rate specified in Item 8 until varied under this Lease (if applicable) and is then payable at the varied rates.

3.2.      MARKET BASE RENT REVIEWS

3.2.1        On each Market Base Rent Review Date the annual Base Rent payable under this Lease may be varied to the current annual face market rent agreed or determined under Clauses 3.2.2 to 3.2.10.

3.2.2        No earlier than 6 Months before a Market Base Rent Review Date the Landlord may give the Tenant the Landlord’s Review Notice.

3.2.3        Unless the Tenant objects to the Landlord’s Review Notice by giving written notice to the Landlord within 28 days of the Landlord giving the Landlord’s Review Notice (time being of the essence), the annual Base Rent payable from the relevant Market Base Rent Review Date will be the amount in the Landlord’s Review Notice.

3.2.4        If the Tenant objects to the Landlord’s Review Notice by giving written notice to the Landlord within 28 days of the Landlord giving the Landlord’s Review Notice (time being of the essence), the Base Rent Agreement Period will commence. If the Landlord and the Tenant do not agree on the current annual face market rent within the Base Rent Agreement Period (time being of the essence) Clauses 3.2.5 to 3.2.10 will apply.

3.2.5        After expiry of the Base Rent Agreement Period the Landlord will request the President to select a Valuer to make a determination and to notify the Landlord and the Tenant of the Valuer’s determination of the current annual face market rent payable from the relevant Market Base Rent Review Date within 1 Month after the Valuer’s appointment.

3.2.6        The Landlord will request the President to appoint another Valuer if the appointed Valuer:

(a)           fails to accept the appointment;

(b)           fails to notify the Landlord and Tenant of the determination of the current annual face market rent payable from the relevant Market Base Rent Review Date within 1 Month after accepting the appointment;

(c)           becomes incapacitated or dies; or

(d)           resigns the appointment.

3.2.7        The Landlord and the Tenant can make written submissions to the Valuer before the date on which the Valuer is required to make the determination of the current annual face market rent payable from the relevant Market Base Rent Review Date. The Valuer is entitled (but not obliged) to take into account any such written submissions when making the determination.

3.2.8        The Valuer will act as an expert and not as an arbitrator. The Valuer’s determination of the current annual face market rent payable from the relevant Market Base Rent Review Date will be final and binding as between the Landlord and the Tenant.

3.2.9        If the current annual face market rent determined by the Valuer is either equal to or more than the amount in the Landlord’s Review Notice, the Tenant will pay all the Valuer’s costs of the determination of the current annual face market rent payable from the relevant Market Base Rent Review Date. If the current annual face market rent determined by the Valuer is less than the amount in the Landlord’s Review Notice, the Landlord will pay all the Valuer’s costs of the determination.

3.2.10      Despite anything to the contrary in this Clause 3.2, in no event will the Base Rent be varied on a Market Base Rent Review Date to be less than 104% of the Base Rent payable immediately before that Market Base Rent Review Date.

3.3.      CPI BASE RENT REVIEWS

3.3.1        On each CPI Base Rent Review Date the annual Base Rent payable under this Lease will be the amount determined under this Clause 3.3.

3.3.2        The annual Base Rent payable from the CPI Base Rent Review Date will be the amount calculated by applying the following formula:

R=	A x C
B

where -

R             is the annual Base Rent to be payable from the CPI Base Rent Review Date;

A             is the Australian Statistician’s Consumer Price Index (All Groups) figure for Sydney last published before the CPI Base Rent Review Date;

B             is the Australian Statistician’s Consumer Price Index (All Groups) figure for Sydney last published before the Commencing Date or before the most recent date on which Base Rent was reviewed under this Lease (whichever is the later); and

C             is the annual Base Rent payable immediately before the CPI Base Rent Review Date.

3.3.3        If the Australian Statistician updates the reference base of the Consumer Price Index, the intended continuity of calculation will be preserved by applying the appropriate factor as chosen by the Landlord to such updated reference base.

3.3.4        If the Consumer Price Index is discontinued or suspended the Landlord and the Tenant will try to agree within 1 Month after the CPI Base Rent Review Date on an alternative index which reflects fluctuations in the cost of living in Sydney.

3.3.5        If the Consumer Price Index is discontinued or suspended and if the Landlord and the Tenant do not agree on an alternative index under Clause 3.3.4, the Landlord will request the President to nominate an alternative index which reflects fluctuations in the cost of living in Sydney. The decision of the President will be final and binding as between the Landlord and the Tenant. The Landlord and the Tenant will each pay a one half share of all the President’s costs of that determination.

3.3.6        Despite anything to the contrary in this Clause 3.3, in no event will the Base Rent be varied on a CPI Base Rent Review Date to be less than 104% of the Base Rent payable immediately before that CPI Base Rent Review Date.

3.4.      FIXED PERCENTAGE BASE RENT REVIEWS

On each Fixed Percentage Base Rent Review Date the annual Base Rent payable under this Lease will be the annual Base Rent payable immediately before that Fixed Percentage Base Rent Review Date increased by the percentage specified in Item 12.

3.5.      INSTALMENTS OF BASE RENT

3.5.1        The Tenant will pay Base Rent to the Landlord during the Term at the following rates:

(a)           if the Commencing Date is the first day of a Month, the first Base Rent payment is due on the Commencing Date in an instalment equal to one twelfth of the annual Base Rent then payable;

(b)           if the Commencing Date is not the first day of a Month, the first Base Rent payment will be calculated on a daily basis based on the number of days in the relevant Month;

(c)           if the Terminating Date is not the last day of a Month, the last Base Rent payment will be calculated on a daily basis based on the number of days in the relevant Month; and

(d)           by instalments monthly in advance on the first day of each full Month within the Term equal to one twelfth of the annual Base Rent then payable.

3.5.2        If the Base Rent has not been agreed or determined by a Market Base Rent Review Date, the Tenant will pay to the Landlord instalments of Base Rent on account equal to the Base Rent payable before the Market Base Rent Review Date. Within 28 days of the Base Rent being agreed or determined the Tenant will pay to the Landlord any difference between the amount paid on account and the Base Rent as agreed or determined.

3.6.      OUTGOINGS

3.6.1        The Tenant will pay the Tenant’s Proportion of Outgoings.

3.6.2        The Landlord can at any time give written notice to the Tenant detailing the Tenant’s Proportion of Outgoings not then paid by the Tenant. Within 28 days of the notice the Tenant will pay to the Landlord the Tenant’s Proportion of Outgoings detailed in the notice.

3.6.3        Despite anything to the contrary in this Lease, the Landlord can give to the Tenant the Landlord’s Outgoings Estimate. The Tenant will pay the Landlord’s Outgoings Estimate by equal monthly instalments in advance on the same days and in the same manner as Base Rent.

3.6.4        Within a reasonable time after the end of the period covered by the Landlord’s Outgoings Estimate, the Landlord will give written notice to the Tenant of the actual amount of the Tenant’s Proportion of Outgoings for that period and will make any necessary adjustment of any under-payment or over-payment of the Tenant’s Proportion of Outgoings.

3.7.      ABATEMENT

3.7.1        Except where claims cannot be made under the Landlord’s insurance of the Premises or the Estate because of an act or failure to act by the Tenant, where the Premises are damaged by fire, flood, lightning, storm or other disabling cause and, as a consequence, the Premises are either substantially unfit for the Tenant’s use or the Landlord considers it undesirable to rebuild the Premises in their previous form, Clauses 3.7.2 and 3.7.3 apply.

3.7.2        The Base Rent and the Tenant’s Proportion of Outgoings (or a proportionate part of the Base Rent and of the Tenant’s Proportion of Outgoings depending on the extent of the damage) will abate from the date of the damage until the Premises are either made fit for the Tenant’s use or rebuilt in their previous form or this Lease is terminated under Clause 2.2.

3.7.3        Any dispute under this Clause 3.7 will be referred to arbitration under the Commercial Arbitration Act 1984. Any party can have legal representation at such arbitration.

3.8.      METHOD OF PAYMENT

All Base Rent and other payments by the Tenant to the Landlord under this Lease are to be made in full at the address shown in Item 1 or at any other place notified in writing by the Landlord to the Tenant. If required by the Landlord, Base Rent will be paid by irrevocable automatic order on the Tenant’s bank in favour of the Landlord at the Landlord’s bank.

3.9.      DEEMED RENT AND INTEREST ON ARREARS

3.9.1        The Landlord and the Tenant agree that any monies due but unpaid by the Tenant to the Landlord under this Lease are deemed to be rent for the purposes of this Lease.

3.9.2        The Tenant will pay to the Landlord interest on any Base Rent and on any other monies due but unpaid for 14 days. Interest will be calculated at a rate equal to 2% above the interest rate that the Landlord would be charged by the Sydney Head Office of the Commonwealth Bank as at the dates on which such monies fall due on overdrafts of more than $100,000.00. Interest will be calculated from the date on which such moneys are due to the date on which such moneys are received by the Landlord.

3.10.    PAYMENTS AFTER TERMINATION

Unless the Landlord chooses otherwise, any monies paid by the Tenant after this Lease is terminated will be applied in the following order:

3.10.1      to Base Rent, the Tenant’s Proportion of Outgoings and other monies due when this Lease is terminated;

3.10.2      to interest on arrears; and

3.10.3      to costs incurred by the Landlord because of the Tenant’s default.

3.11.    VARIATION OF TENANT’S PROPORTION AND MEASUREMENTS

3.11.1      The Landlord and the Tenant agree that the Tenant’s Proportion of Estate Outgoings is calculated on the basis of the ratio that the gross lettable area of the Premises bears to the gross lettable area of all lots in Strata Plan 58386.

3.11.2      The proportion stated in Item14B may therefore vary during the Term. The Landlord will give written notice to the Tenant of any such variation.

3.11.3      Any measurement of area under this Lease will be in accordance with the Property Council method of measurement for industrial estates (1997 Revision).

3.12.    GST

3.12.1      The Base Rent and any other payment to be made by the Tenant under this Lease has been calculated without regard for GST. The Tenant must pay to the Landlord any amount which is payable by the Landlord on account of GST as a consequence of any supply made to the Tenant by the Landlord under this Lease, such payment on account of GST to be made by the Tenant at the same time as the payment for the relevant supply.

3.12.2      Within 14 days after receiving payment of the Base Rent or any other amount paid by the Tenant, the Landlord must give to the Tenant a tax invoice in respect of any payment made under Clause 3.12.1.

3.12.3      If the Tenant fails to pay any amount under Clause 3.12.1 by the date required under this Lease, the Tenant will on demand pay the Landlord an amount equal to any interest or penalties incurred by the Landlord arising as a result of the Tenant’s default.

3.12.4      If at any time an adjustment is made as between the Landlord and the relevant taxing authority of an amount paid on account of GST on any supply made to the Tenant by the Landlord under this Lease, a corresponding adjustment must be made as between the Landlord and the Tenant and any payments required to give effect to the adjustment must be made.

3.12.5      The amount of Outgoings will be calculated as follows:

(A – B) x (1 + C)

where:

A             is the GST inclusive price of the component of Outgoings, being the amount paid by the Landlord;

B             is the GST input tax credit for which the Landlord is eligible on the component of Outgoings; and

C             is the rate of GST expressed as a decimal.

4.        UTILITIES

4.1.      LIGHT AND POWER SOURCES

The Tenant will only use light, power or heat generated by electric current and gas and water supplied through meters.

4.2.      PAYMENT OF UTILITY CHARGES

The Tenant will promptly pay all utility and service charges in relation to the Premises and, where required by the Landlord, install at the Tenant’s cost any necessary meters.

5.        OTHER CHARGES

5.1.      STAMP DUTY AND LANDLORD’S COSTS

5.1.1        The Tenant will pay the Landlord’s costs (including legal costs as between solicitor and client) in relation to:

(a)           this Lease and any transfer, surrender or termination of this Lease (including obtaining the consent of any Person whose consent is required);

(b)           any breach of this Lease by the Tenant; and

(c)           any litigation involving the Landlord commenced by or against the Tenant in which no judgment is recorded against the Landlord.

5.1.2        The Tenant will pay when due all stamp duty and registration fees payable in relation to this Lease and in relation to anything done under this Lease.

6.        TENANT’S BUSINESS

6.1.      PERMITTED USE

The Tenant will only use the Premises for the Permitted Use.

6.2.      BUSINESS LICENCES

The Tenant will keep current all licences and permits required for the Permitted Use.

6.3.      STATUTORY REQUIREMENTS

The Tenant will at all times comply with all statutes, ordinances, proclamations, orders and regulations affecting the Premises, the Tenant’s use of the Premises and the Tenant’s Goods. The Tenant will at all times comply with all notices and orders given by any competent authority in relation to the Premises, the Tenant’s use of the Premises and the Tenant’s Goods. The Tenant indemnifies the Landlord in relation to any failure by the Tenant to comply with the Tenant’s obligations under this Clause. The Landlord agrees that the Tenant is not responsible for any structural alterations unless required because of the Tenant’s particular use of the Premises.

7.        USE OF PREMISES AND CLEANING

7.1.      USE REQUIREMENTS

7.1.1        The Tenant will:

(a)           keep any waste pipes and drains in the Premises free from blockages;

(b)           ensure that all rubbish is stored properly within the Premises;

(c)           keep the Premises free of all pests and vermin;

(d)           immediately notify the Landlord and the relevant public authorities of any infectious illness or infestation in the Premises and thoroughly fumigate the Premises to the Landlord’s satisfaction;

(e)           promptly notify the Landlord in writing of any defect in or need to repair the Accessories, the Fire Equipment, the Landlord’s Airconditioning Equipment or the Premises and of any circumstance of which the Tenant is aware which is likely to cause a danger or hazard to the Premises or to any Person in the Estate;

(f)            ensure that any airconditioning equipment in the Premises including, but not limited to, the Landlord’s Airconditioning Equipment is used to its best advantage and that unconditioned air does not filter into any airconditioned part of the Premises; and

(g)           comply with the Landlord’s requirements in relation to emergency evacuation procedures and drills.

7.1.2        The Tenant will not:

(a)           use the Premises in an unsafe, offensive or unlawful manner;

(b)           except to the extent reasonably arising from the Permitted Use, use the Premises in a noisy manner;

(c)           use the Accessories, the Fire Equipment or the Landlord’s Airconditioning Equipment for any purpose other than those for which they were supplied;

(d)           mark or damage the Premises;

(e)           put on the outside of the Premises or anywhere within the Premises that is visible from outside the Premises any sign, advertisement or notice without the Landlord’s prior written consent. On or before the expiry or earlier termination of this Lease, the Tenant will remove any such sign, advertisement or notice and make good any damage to the Landlord’s satisfaction;

(f)            do anything that might result in a statutory authority issuing a notice;

(g)           store inflammable or dangerous substances in the Premises other than where reasonably required by the Tenant in connection with the Permitted Use and then only in such quantities and containers as are permitted by law and approved by the Landlord;

(h)           keep any animal in the Premises;

(i)            without the Landlord’s prior written consent place any antenna or similar equipment or use any loud speaker or similar equipment likely to be seen or heard outside the Premises: or

(j)            hold any auction, fire or bankruptcy sale in the Premises without the Landlord’s prior written consent.

7.2.      CLEANING

The Tenant will keep the Premises clean.

7.3.      HAZARDOUS SUBSTANCES

7.3.1       The Tenant will ensure that any potentially hazardous substances in the Premises including, but not limited to, any fuels, lubricants, chemicals and associated items are kept safely and in sealed containers.

7.3.2       The Tenant will use its best endeavours to avoid any leak, spillage or other escape of any potentially hazardous substance.

7.3.3       In addition to the Tenant’s obligations under Clause 6.3 the Tenant will at all times comply with all notices, orders and requirements of the Landlord and of any statutory, public or other competent authority in relation to the storage or handling of potentially hazardous substances or the disposal, removal or rendering safe of any such substances.

7.3.4       The Tenant indemnifies the Landlord against all claims, proceedings, orders, damages, costs and expenses which the Landlord incurs in connection with any breach by the Tenant of Clauses 7.3.1, 7.3.2 or 7.3.3. The Tenant agrees that this indemnity will continue despite the expiry or sooner termination of this Lease.

7.3.5       The Tenant will promptly notify the Landlord of any circumstance which may be in breach of the Tenant’s obligations under this Clause.

7.3.6       The Tenant will obtain any report, survey or audit which the Landlord requires to enable the Landlord to determine whether a breach of this Clause 7.3 has occurred and will reimburse the Landlord on demand for the cost of any such report, survey or audit which the Landlord obtains.

8.        TENANT’S USE OF ESTATE

8.1.      RULES AND REGULATIONS

The Tenant will comply with the rules and regulations of the Estate set out in the Schedule to this Lease. The Landlord can from time to time vary the rules and regulations set out in the Schedule so long as such variations are not inconsistent with the rights of the Tenant under this Lease. The Tenant is bound by any variation once written notice is given to the Tenant. A written notice from the Landlord of the rules and regulations applying from time to time is conclusive evidence of the rules and regulations that apply.

8.2.      BY-LAWS

The Tenant will comply with the by-laws of Strata Scheme 58386. The Owner’s Corporation can from time to time vary the by-laws. The Tenant is bound by any variation to the by-laws once written notice is given to the Tenant.

8.3.      REPAIR OF DAMAGE

The Tenant will make good any damage to the Premises, Estate or Common Property caused by the Tenant within 28 days of any such damage. If the Tenant fails to comply with the Tenant’s obligations under this Clause, Clause 17.1 will apply.

8.4.      OBSTRUCTING COMMON PROPERTY

The Tenant will not obstruct Common Property.

8.5.      PARKING

The Tenant acknowledges that at the time the Tenant first occupied the Premises the Landlord provided the number of car spaces specified in Item 18 within the Lot being:

(a)           51 car spaces within the building standing on the Lot; and

(b)           12 outdoor car spaces standing on the Lot.

The Tenant is entitled to park the Tenant’s cars in the car spaces.

9.        LANDLORD’S MANAGEMENT AND ESTATE

9.1.      CONTROL OF AND ALTERATIONS TO ESTATE

9.1.1       The Landlord can vary the Estate and also temporarily close the Estate so long as in doing so the Landlord does not (except in emergencies) materially affect the Tenant’s rights under this Lease and can do or allow such other acts on the Estate as the Landlord in its absolute discretion decides.

9.1.2       The Landlord is entitled to improve, extend or reduce the Estate except the Premises. The Tenant is not entitled to object or to claim compensation as a consequence unless such improvements, extensions or reductions materially affect the Premises and the Tenant’s quiet enjoyment of the Premises.

9.1.3       The Landlord can temporarily close the Premises or the Estate in an emergency or where otherwise required by a competent authority.

9.2.      PAYMENT OF OUTGOINGS

The Landlord will manage the Estate and will pay the Outgoings.

9.3.      PREMISES STRUCTURE

Subject to the obligations of the Tenant and of other occupants of the Estate, the Landlord agrees to maintain and to take reasonable steps to ensure the Owner’s Corporation maintains the structure of the Premises to a reasonable standard having regard to the condition of the Premises when the Tenant first occupied the Premises and to fair wear and tear.

10.      MAINTENANCE AND REPAIR

10.1.    PAINTING

At least once during every period of 5 years calculated from the earlier of the Commencing Date or the date that the Tenant first occupies the Premises and also before the Tenant ceases to occupy the Premises, the Tenant will in a workmanlike manner and to the Landlord’s satisfaction:

10.1.1     paint with at least 2 coats of premium quality paint and otherwise treat appropriately all the brickwork, masonry, timber, enamel, metal work and other surfaces of the Premises usually painted or treated;

10.1.2     colour or whiten all ceilings with premium quality paint; and

10.1.3     wash down all washable surfaces of the Premises.

10.2.    KEEPING IN REPAIR

10.2.1     The Tenant acknowledges that, as at the date that the Tenant first occupied the Premises, the Premises were newly painted and carpeted and otherwise in good repair. The Tenant will at all times keep the Premises including the Accessories, the Fire Equipment and the Landlord’s Airconditioning Equipment in or near the Premises in good repair and condition having regard to their condition at the earlier of the Commencing Date and the date that the Tenant first occupied the Premises.

10.2.2     The Tenant’s obligations under Clause 10.2.1 do not extend to any repair required because of:

(a)           fair wear and tear; or

(b)           structural defects for which the Tenant is not otherwise responsible under this Lease.

10.2.3     Despite Clause 10.2.2, the Tenant will at the Tenant’s cost replace to the satisfaction of the Landlord any of the Accessories, the Fire Equipment or the Landlord’s Airconditioning Equipment which are worn out or destroyed or otherwise require replacement as a result of neglect or default of the Tenant.

10.3.    NOTICES TO REPAIR

The Landlord can give written notice to the Tenant to repair any defects or to carry out any repair works which the Tenant is required to do under this Lease. The Tenant will make good any defects and will carry out any repairs as required by the Landlord’s notice.

10.4.    PLANT AND SERVICE CONTRACTS

10.4.1     The Tenant will ensure that the Accessories, the Fire Equipment and the Landlord’s Airconditioning Equipment and any other plant or equipment in the Premises are used to their best advantage.

10.4.2     Unless otherwise required by the Landlord, the Tenant will keep comprehensive contracts current with contractors approved by the Landlord for regular inspections, servicing and repair of the Accessories, the Fire Equipment and the Landlord’s Airconditioning Equipment and any other plant or equipment in the Premises.

10.5.    DELIVERING UP IN GOOD REPAIR

10.5.1     Unless the Landlord notifies the Tenant in writing before the expiry or earlier termination of this Lease that the Tenant is not required to comply with any of its obligations under this Clause 10.5.1, at the expiry or earlier termination of this Lease the Tenant will give vacant possession of the Premises to the Landlord with the Premises in the state of repair required under this Lease including, but not limited to, the following:

(a)           the Premises being painted and treated as required under Clause 10.1;

(b)           the Premises being in the state of repair required under Clause 10.2;

(c)           the Tenant’s Goods being removed from the Premises as required under Clause 10.6;

(d)           the carpet in the Premises being replaced with carpet of no lesser quality than the carpet in the Premises when the Tenant first occupied the Premises;

(e)           two coats of high quality sealant approved by the Landlord to be applied to the warehouse floor;

(f)            any fitting out in the Premises carried out by, for or at the cost of the Landlord on behalf of or at the request of the Tenant being removed from the Premises and any consequential damage made good;

(g)           the Premises Services being returned to the configuration they were in before the Tenant first occupied the Premises;

(h)           if they have been removed or altered, the Landlord’s Power Facilities being reinstated in full working order;

(i)            all cables, wires, ducting and pipes installed by the Tenant being removed from the Premises and terminated at the source;

(j)            any part of the Premises structure in which holes have been made by or on behalf of the Tenant being made good; and

(k)           ensuring that the ceiling tiles and the ceiling support grid are in good repair.

10.5.2     Despite anything to the contrary in this Lease, this Lease will be deemed to continue until such time as the Tenant complies with all of its obligations under Clause 10.5.1.

10.6.    REMOVAL OF TENANT’S GOODS

10.6.1     If the Tenant is not in default under this Lease the Tenant can during the last Month of the Tenant’s occupation of the Premises remove the Tenant’s Goods from the Estate so long as such removal is done under the supervision of and in accordance with the directions of the Landlord. The Tenant will make good any damage caused to the Premises or the Estate.

10.6.2     If the Tenant does not remove the Tenant’s Goods as provided under Clause 10.6.1and the Landlord requires the Tenant to remove the Tenant’s Goods, the Tenant will remove the Tenant’s Goods within 14 days of the expiry of the last Month of the Tenant’s occupation of the Premises so long as such removal is done under the supervision of and in accordance with the directions of the Landlord. The Tenant will make good any damage caused to the Premises or the Estate.

10.6.3     If the Tenant does not remove the Tenant’s Goods as provided under Clauses 10.6.1 and 10.6.2 the Landlord can:

(a)           remove and store the Tenant’s Goods at the Tenant’s risk and cost; and

(b)           treat any of the Tenant’s Goods as if they were the Landlord’s property and deal with them in any way (including by sale) without being liable to account to the Tenant.

10.6.4     The Tenant indemnifies the Landlord in relation to the removal and storage of the Tenant’s Goods and in relation to claims by any Person of an interest in the Tenant’s Goods.

10.6.5     Despite anything to the contrary in this Lease, this Lease will be deemed to continue until such time as the Tenant’s Goods are removed from the Premises.

11.      WORKS AND OVERLOADING

11.1.    WORKS

11.1.1     The Tenant will not undertake any Works without first obtaining the Landlord’s written consent.

11.1.2     Before undertaking Works the Tenant will submit detailed plans and specifications of the Works to the Landlord for approval.

11.1.3     If the Landlord approves the Works:

(a)           the Works must be carried out by Persons appointed or approved by the Landlord;

(b)           in undertaking the Works the Tenant must comply with the requirements of the Landlord, the law and the relevant public authorities; and

(c)           the Tenant must pay the Landlord’s costs and expenses in connection with the Works.

11.2.    OVERLOADING

The Tenant will not bring anything onto the Premises or the Estate that is likely to overload the roof, walls, floor or structure of the Premises or of the Estate.

12.      LANDLORD’S RESERVATIONS

12.1.    RIGHT TO USE EXTERIOR AND TO MAINTAIN SERVICES

The Landlord reserves the right:

12.1.1     to use the exterior walls and the roof of the Premises;

12.1.2     to install, maintain, replace and run substances through any pipes, ducts or wires passing through the Premises; and

12.1.3     to enter the Premises to exercise such rights.

12.2.    RIGHT OF ENTRY TO INSPECT AND CARRY OUT WORKS

The Landlord with all necessary materials can enter the Premises at reasonable times after giving not less than 24 hours written notice (or at any time without notice in an emergency) to:

12.2.1     do any works that the Landlord considers desirable;

12.2.2     inspect the Premises;

12.2.3     exercise any of the Landlord’s rights under this Lease; or

12.2.4     repair the Premises where the Premises have been damaged.

12.3.    LANDLORD’S SIGNS AND INSPECTIONS

With not less than 24 hours prior written notice, the Landlord can enter the Premises at any time to affix ‘For Sale’ signs and, during the last 6 Months of the Term (if the Tenant has not exercised an option to renew pursuant to Clause 2.4) to affix ‘For Lease’ signs. The Tenant will not obscure the Landlord’s signs. The location of the Landlord’s signs must not obscure the Tenant’s signs or affect access to the Premises. The Tenant will allow all Persons authorised by the Landlord to inspect the Premises at reasonable times after reasonable notice from the Landlord.

12.4.    EASEMENTS AND OTHER RIGHTS

12.4.1     The Landlord can transfer or create any easement, licence or other right or dedicate land in favour of any Person or in favour of land near the Premises or in favour of any public authority for the purposes of access, support or services. This Lease is subject to any such easement, licence, other right or dedication.

12.4.2     The Landlord will not dedicate land or transfer or create any easement, licence or other right which would substantially and permanently lessen the Tenant’s rights under this Lease.

13.      LANDLORD’S LIABILITIES AND INDEMNITIES

13.1.    SUITABILITY OF PREMISES

13.1.1     The Landlord gives no warranty and makes no representation to the Tenant that the Premises or the Estate are suitable or will remain suitable or adequate for the Tenant’s purposes. Any warranty implied by law about the suitability or adequacy of the Premises or the Estate is excluded from this Lease.

13.1.2     The Landlord gives no warranty and makes no representation to the Tenant about any other businesses in the Estate.

13.2.    ASSUMPTION OF RISK

The Tenant occupies and uses the Premises and the Estate at the Tenant’s sole risk.

13.3.    INTERRUPTION OF SERVICES

Despite any law to the contrary, the Landlord is not liable to the Tenant for any loss suffered by the Tenant because the Accessories, the Fire Equipment or the Landlord’s Airconditioning Equipment fail to function or because of any blocked drains or because of any loss of services to the Premises except to the extent that any such loss is caused by the Landlord’s negligent act or omission.

13.4.    CONDITION PRECEDENT

Where the Tenant is aware of damage that the Tenant might suffer, the Landlord will only be liable to the Tenant for the Landlord’s failure to take action to prevent such damage if the Tenant first gives the Landlord written notice and the Landlord fails to take reasonable steps to rectify the problem.

13.5.    INDEMNITIES BY TENANT

13.5.1     The Tenant indemnifies the Landlord against all claims, costs and expenses for which the Landlord is liable in relation to any death, personal injury or property damage caused by any act or failure to act by the Tenant or because of the Tenant’s use of the Estate except to the extent that any claims, costs or expenses are caused by the Landlord’s negligent act or omission.

13.5.2     The Tenant indemnifies the Landlord against all loss or damage caused by the Tenant including, but not limited to, the Tenant’s use or misuse of the Estate, the Premises, the Accessories, the Fire Equipment or the Landlord’s Airconditioning Equipment or by the Tenant’s failure to notify the Landlord of any major or continuing defect in the Premises, the Accessories, the Fire Equipment or the Landlord’s Airconditioning Equipment.

13.5.3     The Landlord is not liable for any damage caused to the Premises or to the Tenant’s Goods by burglary, theft or malicious damage except to the extent that such damage is caused by the Landlord’s negligent act or omission.

13.6.    LIMITATION OF LANDLORD’S LIABILITY

13.6.1     The Landlord enters into this Lease as responsible entity of the Scheme and in no other capacity.

13.6.2      Despite any other provision of this Lease (whether express or implied) other than Clause 13.6.5:

(a)           the Landlord’s liability in connection with this Lease is limited to the amount that the Landlord has a right to recover, and actually recovers, from the Scheme’s assets by exercising the Landlord’s right of indemnity; and

(b)           the Landlord does not have to satisfy any liability in connection with this Lease from any assets other than the Scheme’s assets.

These limitations apply to all liability whatever its cause, including, but not limited to, liability for negligence.

13.6.3     The Tenant must not exercise any right, power or remedy that requires the Landlord to incur:

(a)           any expenses for which the Landlord has no right of indemnity against the Scheme’s assets; or

(b)           any expenses greater than the amount that the Landlord can recover from the Scheme’s net assets (taking into account the Scheme’s other liabilities).

13.6.4     The Tenant must not take any steps to appoint, or assist any Person to appoint:

(a)           a receiver, receiver and manager or other Person to any property that the Landlord owns, or in which the Landlord has an interest, other than the Scheme’s assets; or

(b)           a liquidator, provisional liquidator or administrator to the Landlord.

13.6.5     The limitations in Clause 13.6.2 and restrictions in Clause 13.6.3 do not apply to the extent that the Landlord’s fraud, negligence or breach of trust reduces or extinguishes the Landlord’s right of indemnity from the property of the Scheme.

14.      INSURANCES

14.1.    PUBLIC RISK AND PLATE GLASS

The Tenant will keep current in the name of the Tenant, noting the interest of the Landlord and, if required by the Landlord, the Landlord’s mortgagee:

14.1.1     a public risk insurance policy for not less than $20,000,000.00 or for such higher amount as the Landlord requires from time to time; and

14.1.2     adequate reinstatement insurance of all plate glass in the Premises for the amount the Landlord requires from time to time.

14.2.    WORKERS’ COMPENSATION

The Tenant will comply with all statutory requirements in relation to workers compensation.

14.3.    TENANT’S GOODS INSURANCE

The Tenant will keep current adequate insurance against damage to or loss of the Tenant’s Goods.

14.4.    LANDLORD MAY INSURE

If the Tenant fails to take out the insurances required under this Lease, the Landlord can take out those insurances. Any amount paid by the Landlord for such insurances will be payable by the Tenant to the Landlord on demand.

14.5.    REPUTABLE INSURER

All insurances required to be taken out by the Tenant under this Lease are to be taken out with a reputable insurer.

14.6.    PRODUCTION OF POLICIES

The Tenant will promptly provide to the Landlord a certificate of insurance in relation to any insurance policy which the Tenant is required to take out under this Lease.

14.7.    CONDUCT VOIDING INSURANCES

The Tenant will not do anything that might make any insurance taken out by the Landlord or the Tenant void or voidable or which would breach any laws, regulations or statutes.

15.      ASSIGNMENT, SHARES DEALING, SUB-LETTING MORTGAGING ETC.

15.1.    RESTRICTION ON ASSIGNMENT AND SUB-LETTING

15.1.1     The Tenant will not assign, mortgage, charge or otherwise deal with the Tenant’s interest in the Premises.

15.1.2     Any assignment, sub-letting or licence will not breach Clause 15.1.1 if:

(a)           the Tenant is either not in breach of this Lease or such breach has been waived or remedied;

(b)           the Tenant gives 1 Months prior notice; and

(c)           the Tenant complies with Clause 15.1.3.

15.1.3     Before any assignment, sub-letting or licence:

(a)           the Tenant will prove to the Landlords’ satisfaction that the New Tenant is respectable and solvent and capable of adequately carrying out the Permitted Use and that the New Tenant is of no lesser commercial standing and substance than the Tenant and Guarantor (if any) were collectively at the date that the Tenant first occupied the Premises;

(b)           in the case of assignment, the New Tenant will agree with the Landlord in the form required by the Landlord to perform this Lease;

(c)           in the case of assignment, the New Tenant will provide such guarantees of the New Tenant’s performance of this Lease as the Landlord requires including, but not limited to, a Bank Guarantee equivalent to 12 Months Base Rent and the Tenant’s Proportion of Outgoings, increased by the rate of GST (expressed as a percentage) then applicable, and Item 15 will be deemed to be altered to refer to that Bank Guarantee;

(d)           the Tenant and the Guarantor (if any) will enter into a deed in the form required by the Landlord acknowledging their continuing liability under this Lease;

(e)           in the case of a sub-lease or licence, the Tenant will establish to the Landlords’ satisfaction that the New Tenant is required to pay a market rent or fee;

(f)            the Tenant and the New Tenant will comply with the Landlord’s requirements in relation to documenting, stamping and registering the transaction; and

(g)           the Tenant will pay the Landlords’ costs in connection with the proposed assignment, sub-letting or licence.

15.2.    RESTRICTION ON SHARE DEALINGS

15.2.1     If the Tenant is a corporation (other than a corporation whose shares are listed on an Australian Stock Exchange) then, unless the Tenant first complies with Clause 15.2.2, the Tenant will not take any action which would have the effect that the shareholders of the Tenant at the Commencing Date would, after such action, beneficially hold or control less than 51 per cent of the voting rights or of the income or capital participation rights in the Tenant or less than 51 per cent of the voting rights at a meeting of directors of the Tenant.

15.2.2     The requirements referred to in Clause 15.2.1 are that the Tenant:

(a)           gives to the Landlord not less than 1 Months written notice of its intention;

(b)           is not in default under this Lease unless such default has been waived or remedied;

(c)           proves to the Landlord’s satisfaction that the Proposed Transferee is respectable, responsible and solvent;

(d)           ensures that the Proposed Transferee provides to the Landlord such guarantees of the Tenant’s obligations under this Lease as the Landlord requires including, but not limited to, a Bank Guarantee equivalent to 12 Months Base Rent and the Tenant’s Proportion of Outgoings, increased by the rate of GST (expressed as a percentage) then applicable, and Item 15 will be deemed to be altered to refer to that Bank Guarantee; and

(e)           pays the Landlord’s costs.

16.      LANDLORD’S TITLE

16.1.    QUIET ENJOYMENT

For so long as the Tenant pays the Base Rent and other moneys payable under this Lease when due and performs the Tenant’s obligations under this Lease, then, subject to this Lease the Tenant can occupy the Premises without interruption or disturbance from the Landlord.

16.2.    NOT PREJUDICE HEAD LEASE

The Tenant will not do anything that will prejudice or lead to the termination of any head lease of the Premises.

16.3.           PERSON OTHER THAN LANDLORD BECOMING ENTITLED TO BASE RENT

If any Person other than the Landlord becomes entitled to receive the Base Rent payable under this Lease, such Person will have the benefit of all the Tenant’s obligations under this Lease. The Tenant, at the Landlord’s reasonable cost, will enter into any agreement with such other Person as the Landlord reasonably requires.

17.                  TENANT’S DEFAULT

17.1              LANDLORD CAN REMEDY DEFAULTS

If the Tenant fails to pay any monies required to be paid under this Lease to any Person other than the Landlord or fails to perform the Tenant’s obligations under this Lease, the Landlord can, as the Tenant’s agent, make such payment or perform such obligation. The Tenant will pay on demand all costs incurred by the Landlord in doing so.

17.2.           SEPARATE SUITS

The Landlord can sue the Tenant for any monies including, but not limited to, Base Rent owing to the Landlord under this Lease.

17.3.           RE-ENTRY ON DEFAULT AND FORFEITURE

The Tenant will be in default under this Lease and the Landlord can re-enter and re-possess the Premises if:

17.3.1                Base Rent is unpaid for 14 days after the due date;

17.3.2                any other monies are unpaid for 14 days after the due dates;

17.3.3                repairs required by any notice are not completed within the time required by such notice;

17.3.4                the Tenant fails to perform any other of the Tenant’s obligations under this Lease for 14 days after the Landlord gives the Tenant written notice of the Tenant’s default;

17.3.5                where the Tenant is a natural person, the Tenant assigns the Tenant’s estate or enters into a deed of arrangement for the benefit of creditors;

17.3.6                where the Tenant is a corporation, the Tenant goes into liquidation (except a liquidation for the purposes of a reconstruction) or is wound up or dissolved, enters into a scheme of arrangement or composition with creditors, is placed under official management, has an administrator, a receiver or a receiver and manager appointed in relation to any of its assets or has an inspector appointed in relation to its affairs; or

17.3.7                execution is levied against any of the Tenant’s assets.

17.4.    LANDLORD AS TENANT’S ATTORNEY - OMITTED

17.5.           REMOVAL OF TENANT’S GOODS

On re-entering the Premises the Landlord is entitled to remove and sell or otherwise dispose of the Tenant’s Goods (including by sale) and to retain the proceeds of any such sale to apply to Base Rent and any other monies owing under this Lease. The Tenant agrees that the Landlord in so doing will not be liable for trespass, conversion or otherwise and indemnifies the Landlord accordingly.

17.6.           ESSENTIAL TERMS AND DAMAGES

17.6.1                The following are essential terms of this Lease:

(a)                                  that the Tenant pay the Base Rent and any other moneys payable by the Tenant under this Lease no later than 14 days after their due dates;

(b)                                 Clause 6.1;

(c)                                  Clause 15.1; and

(d)                                 Clause 15.2.

17.6.2                The Tenant will compensate the Landlord for any loss or damage suffered by the Landlord because of the Tenant’s breach of an essential term of this Lease.

17.6.3                The Landlord can recover damages from the Tenant for any loss or damage suffered by the Landlord because of the repudiation or breach of this Lease during the entire Term, including both before and after any of the following:

(a)                                  the Tenant vacating the Premises;

(b)                                 the Landlord re-entering the Premises or terminating this Lease;

(c)                                  the Landlord accepting the Tenant’s repudiation of this Lease; or

(d)                                 this Lease being surrendered by operation of law because of the Tenant’s and the Landlord’s conduct.

18.                  GUARANTEE

18.1.           GUARANTEE

18.1.1                In consideration of the Landlord granting this Lease to the Tenant at the Guarantor’s request, the Guarantor (as shown by the Guarantor signing this Lease):

(a)                                  guarantees to the Landlord the punctual payment of all Base Rent and the Tenant’s Proportion of Outgoings and the punctual observance by the Tenant of all other terms of this Lease to be performed by the Tenant including under any Option Lease (all of which are included in the expression ‘this Lease’ where appearing in this Clause 18); and

(b)                                 unconditionally indemnifies the Landlord in respect of any failure by the Tenant to make any payment or to perform any obligation under this Lease.

18.1.2                The Landlord and the Guarantor agree as follows:

(a)                                  this guarantee and indemnity is a continuing guarantee and indemnity which is absolute and unconditional in all circumstances and is irrevocable and will remain in force until all the Tenant’s obligations under this Lease are performed;

(b)                                 this guarantee and indemnity will not be discharged by the payment at any time of any monies on account or by any concession given by the Landlord to the Tenant or to the Guarantor or to any other Person or by any compounding, compromise, release, abandonment, waiver, variation, relinquishment or renewal of any of the Landlord’s rights against the Tenant or the Guarantor or any other Person or by the Landlord’s neglect or omission to enforce any such rights or by any other thing whatsoever which but for this Clause might abrogate, prejudice or affect this guarantee and indemnity or by any variation or addition to this Lease;

(c)                                  this guarantee and indemnity is in addition to any other rights which the Landlord has under this Lease and can be enforced against the Guarantor without the Landlord first having recourse to any other rights and without taking any action against the Tenant;

(d)                                 this guarantee and indemnity will not prejudicially affect or be prejudicially affected by any security held by the Landlord for any moneys owing under this Lease but such security will be collateral and the Guarantor will not as against the Landlord in any way claim the benefit or seek the transfer of any security;

(e)                                  the Guarantor warrants that the Guarantor has full power and authority to enter into this guarantee and indemnity and that the Guarantor’s obligations under this guarantee and indemnity are in no way diminished, fettered or controlled by any deed or instrument including, but not limited to, any debenture trust deed relating to securities issued or given by the Guarantor; and

(f)                                    this guarantee and indemnity will not be affected by any assignment, subletting or parting with possession of the Premises by the Tenant but will continue in full force and effect.

18.2.           LEASE TO GUARANTOR

The Guarantor agrees with the Landlord that if any time the Tenant goes into liquidation or becomes bankrupt and the liquidator or trustee in bankruptcy disclaims this Lease or if the Landlord becomes entitled to exercise any right of re-entry under this Lease and terminates this Lease or agrees to the surrender of this Lease, then the Landlord may require the Guarantor to accept as tenant from the Landlord a registrable lease of the Premises for a term equal to the then unexpired residue of the Term, such lease to be on the same terms as this Lease and to take effect from the day after the date of the disclaimer, re-entry or surrender provided always that within 3 Months after the date of disclaimer, re-entry or surrender the Landlord serves on the Guarantor written notice requiring the Guarantor to accept such lease.

19.                    GENERAL

19.1.           TENANT CONTACT

The Tenant will give to the Landlord the home address and telephone number of a 24 hour contact for the Tenant

19.2.           LANDLORD’S MANAGING AGENT

The Landlord can give the Tenant written notice of the appointment of any Person as the Landlord’s agent. Until the Landlord gives the Tenant written notice revoking any appointment such Person will be entitled to exercise all the Landlord’s rights under this Lease including, but not limited to, receiving monies payable by the Tenant to the Landlord and giving receipts in the Landlord’s name.

19.3.           NOTICES

19.3.1                Any notice or document to be given by the Landlord under this Lease will be validly signed if signed by any managing agent, manager of properties, director, secretary, attorney or solicitor of the Landlord or by any Person nominated by the Landlord.

19.3.2                Any notice or document to be given under this Lease can be given:

(a)                                  in any manner authorised by Section 170 of the Conveyancing Act 1919;

(b)                                 by being left at or posted to:

(i)                                     an address shown in this Lease;

(ii)                                  in the case of a corporation, at its registered office;

(iii)                               in the case of the Tenant, at the Premises; or

(c)                                  by facsimile transmission.

19.3.3                A notice or document will be regarded as being received:

(a)                                  in the case of posting, 2 Business Days after it is placed in the post; or

(b)                                 in the case of facsimile transmission, the first Business Day after the whole notice or document has been transmitted from the sending machine and a transmission report has been produced by the sending machine.

19.4.           LANDLORD’S AND OWNER’S CORPORATIONS CONSENTS AND COSTS

19.4.1                Unless provided to the contrary in this Lease where the Landlord is required to exercise a discretion, the Landlord will exercise its discretion reasonably.

19.4.2                Unless provided to the contrary in this Lease where the Tenant is to pay the Landlord’s costs, the Landlord will be reasonable in incurring costs.

19.5.           RELATIONSHIP BETWEEN PARTIES

Nothing in this Lease creates the relationship of partnership, principal and agent or joint venture between the parties to this Lease. The only relationship between the parties to this Lease is that of landlord, tenant and guarantor (if any) on the terms of this Lease.

19.6.           MINIMISE DISRUPTION

19.6.1                In exercising the Landlord’s rights to enter the Premises or to do works the Landlord and the Landlord’s employees, agents and contractors will be entitled to enter the Premises.

19.6.2                In exercising the Landlord’s rights to enter the Premises the Landlord will:

(a)                                  use all reasonable endeavours to ensure that as little disruption as is practical is caused to the Tenant’s use of the Premises; and

(b)                                 ensure the Tenant’s entitlement to quiet enjoyment of the Premises is not breached.

19.7.           INTERPRETATION

19.7.1                No waiver by either the Landlord or the Tenant of any right under this Lease will be a waiver of any other right.

19.7.2                No action taken by either the Landlord or the Tenant under this Lease will limit their other rights and remedies.

19.7.3                Termination of this Lease will not affect the rights of either the Landlord or the Tenant accrued before termination.

20.                  SPECIAL PROVISIONS

20.1.           BANK GUARANTEE

20.1.1                If an amount appears in Item 15, Clauses 20.1.2 to 20.1.6 apply.

20.1.2                On or before the earlier of the Commencing Date or the date that the Tenant first occupies the Premises the Tenant will deliver the Bank Guarantee to the Landlord.

20.1.3                If for any reason the Bank Guarantee held by the Landlord is for less than the amount required in Item 15, the Tenant will within 10 Business Days of written notice from the Landlord provide to the Landlord additional security by way of Bank Guarantee for such amount as is necessary to ensure that the Landlord holds a Bank Guarantee for not less than the amount required under Item 15.

20.1.4                The Landlord is entitled to claim under the Bank Guarantee an amount equal to any moneys due but unpaid by the Tenant to the Landlord under this Lease.

20.1.5                The Landlord will deliver the Bank Guarantee (or so much of the Bank Guarantee as is then held by the Landlord) to the Tenant within a reasonable time after the last of:

(a)                                  the Terminating Date of this Lease or, if applicable, the Terminating Date of the Option Lease (whichever is the later);

(b)                                 the expiry date of any holding over under this Lease or, if applicable, under the Option Lease (whichever is the later); and

(c)                                  the date that the Landlord is satisfied that the Tenant has complied with all the Tenant’s obligations under this Lease or, if applicable, the date that the Tenant has complied with all the Tenant’s obligations under the Option Lease (whichever is the later).

20.1.6                If the identity of the Landlord changes the Tenant will do all things necessary at the Landlord’s cost to ensure a replacement Bank Guarantee issues in favour of the then Landlord no later than 14 days after written request from the Landlord.

20.2.           SECURITY DEPOSIT

20.2.1                If an amount appears in Item 16, Clauses 20.2.2 to 20.2.6 apply.

20.2.2                On or before the earlier of the Commencing Date and the date that the Tenant first occupies the Premises the Tenant will deliver the Security Deposit to the Landlord.

20.2.3                If for any reason the Security Deposit held by the Landlord is for less than the amount required in Item 16, the Tenant will within 10 Business Days of written notice from the Landlord provide to the Landlord additional security by way of Security Deposit for such amount as is necessary to ensure that the Landlord holds a Security Deposit for not less than the amount required under Item 16.

20.2.4                The Landlord is entitled to deduct from the Security Deposit an amount equal to any monies due but unpaid by the Tenant to the Landlord under this Lease.

20.2.5                The Security Deposit may at the Landlord’s discretion be held by the Landlord in an interest bearing account. Any interest earned will be added to the Security Deposit and any fees and charges will be deducted from the Security Deposit.

20.2.6                The Security Deposit (or so much of the Security Deposit as is then held by the Landlord) will be returned to the Tenant on the last of:

(a)                                  the Terminating Date of this Lease or, if applicable, the Terminating Date of the Option Lease (whichever is the later);

(b)                                 the expiry date of any holding over under this Lease or, if applicable, under the Option Lease (whichever is the later); and

(c)                                  the date that the Tenant complies with all the Tenant’s obligations under this Lease or, if applicable, the date that the Tenant complies with all the Tenant’s obligations under the Option Lease (whichever is the later).

20.3.           INCENTIVE ALLOWED

20.3.1                Despite Clauses 3.1 and 3.5.1 the Tenant is entitled to a period of 6 Months free of Base Rent (the ‘Base Rent Free Period’) commencing on the Commencing Date.

20.3.2                Notwithstanding Clause 20.3.1 the Tenant may, by notice in writing given to the Landlord no later than 14 days after the Commencing Date (time to be of the essence) notify the Landlord that the Tenant:

(a)                                  does not wish to receive the benefit of the Base Rent Free Period and in that event:

(i)                                     the Tenant will be obliged to commence payment of the Base Rent on and from the Commencing Date in accordance with Clause 3.5.1 of this Lease;

(ii)                                  Clause 20.3.1 will no longer apply; and

(iii)                               the Landlord will pay to the Tenant the amount in Item 19A by way of contribution towards the cost of the Tenant’s Fitout Works (the ‘Landlord’s Contribution’) in accordance with Clause 20.3.3; or

(b)                                 wants to receive the benefit of part only of the Base Rent Free Period and nominating the part of the Base Rent Free Period which applies, and in that event:

(i)                                     notwithstanding Clause 20.3.1, the Tenant will be obliged to commence payment of the Base Rent on and from the day after expiry of that part of the Base Rent Free Period nominated to apply in the Tenant’s notice; and

(ii)                                  the Landlord will pay to the Tenant the Landlord’s Contribution towards the cost of the Tenant’s Fitout Works in accordance with Clause 20.3.3, calculated as follows:

A = I - R

Where:

A                                      is the amount to be paid by the Landlord;

I                                            is the amount specified in Item 19A; and

R                                        is the amount of Base Rent which would have been payable during the Base Rent Free Period nominated in the Tenant’s Notice given under this Clause 20.3.2(b).

20.3.3                If the Tenant gives a notice in accordance with Clause 20.3.2(a) or Clause 20.3.2(b) the Landlord will pay amounts not exceeding the Landlord’s Contribution (or part determined pursuant to Clause 20.3.2(b)) to the Tenant’s contractor responsible for conduct of the Tenant’s Fitout Works after the last of:

(a)                                  completion of the Tenant’s Fitout Works to the Landlord’s satisfaction; and

(b)                                 delivery to the Landlord of tax invoices addressed to the Landlord from the Tenant’s contractor responsible for the Tenant’s Fitout Works.

20.3.4                If the tax invoices received by the Landlord pursuant to Clause 20.3.3(b) are for an amount which exceeds the Landlord’s Contribution (or the part determined pursuant to Clause 20.3.2(b)) the Landlord will not be obliged to pay an amount which exceeds the Landlord’s Contribution or the part determined by Clause 20.3.2(b).

20.3.5                This Clause 20.3 and Item 17 and Item 19 will not appear in the Option Lease.

20.4.           INCENTIVE REIMBURSEMENT

20.4.1                The Landlord and the Tenant agree that if this Lease is terminated before the Terminating Date because of the Tenant’s default, the Tenant will pay to the Landlord an amount equal to the Incentive as calculated under Clause 20.4.2. The Tenant agrees that the amount calculated under Clause 20.4.2 is a genuine pre-estimate of the Landlord’s loss arising from early termination in relation to payment of the Incentive.

20.4.2                The amount payable under Clause 20.4.1 will be determined in accordance with the following formula:

A = I x R
W

where:

A                                      is the amount to be paid under Clause 20.4.1;

I                                            is the amount of the Incentive paid or allowed to the Tenant as specified in Item 19 together with any GST paid or payable by the Landlord on that amount;

R                                        is the number of whole Months of the Term that have yet to expire as at the date that this Lease is terminated; and

W                                   is the number of whole Months of the Term.

20.4.3                This Clause 20.4 will not appear in the Option Lease.

20.5.           RELOCATION

20.5.1                The Tenant will be entitled to notify the Landlord at any time during the Term that the Tenant requires for the purposes of its business, additional leased space.

20.5.2                If the Landlord receives a notice under Clause 20.5.1 and if the Tenant is not in breach of this Lease:

(a)                                  the Landlord will use reasonable endeavours to find Alternate Premises in a location suitable to the Tenant;

(b)                                 if the Tenant enters into a lease of the Alternate Premises the Landlord will agree to the Tenant surrendering this Lease on the day before the lease of the Alternate Premises commences;

(c)                                  the term of the lease of the Alternate Premises will be not less than 5 years;

(d)                                 the initial rent for the Alternate Premises must be no less than the then payable Base Rent for the Premises;

(e)                                  the lease of the Alternate Premises will be substantially on the same terms as this Lease, including this Clause 20.5, other than Clauses 20.3, 20.4, 20.6, 20.7, 20.8, 20.9 and 20.10;

(f)                                    the Tenant will sign such forms of surrender as the Landlord may require to enable this Lease to be surrendered on the day before the lease of the Alternate Premises commences; and

(g)                                 the Tenant will, prior to the date of surrender of this Lease, comply with all the Tenant’s obligations under this Lease, including but not limited to Clauses 10.5 and 10.6.

20.5.3                Neither party will seek any compensation or make any objection to the termination of this Lease.

20.6.           ADDITIONAL COSTS PROVISION

20.6.1                Despite any other provision of this Lease the Tenant will only be required to reimburse the Landlord for that portion of the Landlord’s costs of grant of this Lease (including all costs of the preparation and negotiation of this Lease) to the extent the Landlord’s costs (exclusive of GST and disbursements) exceed $5,000. The Landlord will provide evidence of the time spent by the Landlord’s solicitors and the hourly rates involved if required by the Tenant.

20.7.           LANDLORD’S WORKS

20.7.1                The Landlord will promptly after the Commencing Date install the Landlord’s Power Facilities in order to increase the existing conduit, cabling and external switchboards of the Premises to enable a future supply of a higher capacity of power of 1200 Amps per phase. The Tenant will allow the Landlord unrestricted access to the Premises to enable the Landlord to carry out the works. The Tenant will not interfere with the Landlord’s works, and will comply with all reasonable directions of the Landlord while in the vicinity of the area where the works are being carried out.

20.7.2                The Landlord will pay the cost of installation of that part of the Landlord’s Power Facilities which increase the capacity of power to the Premises up to the rate of 650 Amps per phase.

20.7.3                The Landlord will notify the Tenant of the cost of the works referred to in Clause 20.7.1. The Tenant will pay to the Landlord the amount notified pursuant to this Clause, less the amount payable by the Landlord pursuant to Clause 20.7.2, within 28 days of demand by the Landlord.

20.7.4                This Clause 20.7 will not appear in the Option Lease.

20.8.           POWER ALLOCATION

20.8.1                The Landlord will, pending any Power Upgrade, allocate any surplus available power from the existing substation or kiosk to the Premises. The Tenant acknowledges that any kiosk or substation will also supply power to other occupiers of the Estate.

20.9.           POWER UPGRADE

20.9.1                The Tenant acknowledges that at the time the Tenant first occupied the Premises, 400 Amps of power per phase was available to the Premises.

20.9.2                The Tenant may give a Power Upgrade Notice during the Term.

20.9.3                The Landlord will, following receipt of the Power Upgrade Notice, apply to a relevant authority to install an electricity sub-station or kiosk within the Estate which will provide to the Premises of 1200 Amps per phase.

20.9.4                The Landlord and Tenant will each be entitled to seek quotes for the carrying out of the Power Upgrade. The Landlord must act reasonably when considering any quote or contractor proposed by the Tenant.

20.9.5                The Landlord will carry out, or cause to be carried out, the Power Upgrade. The Landlord will use reasonable endeavours to ensure the sub-station or kiosk is installed and commissioned as soon as practicable.

20.9.6                The kiosk or substation installed on the Estate pursuant to the Power Upgrade will not be required to be removed by the Tenant on the expiry or earlier termination of this Lease.

20.9.7                The cost of the Power Upgrade will be paid as follows:

(a)                                  the Landlord will pay that part of the cost of the Power Upgrade which equals the Landlord’s Power Cost; and

(b)                                 the Tenant will pay the balance of the cost of the Power Upgrade.

20.10.        FUNDING OF POWER UPGRADE

20.10.1          If the Tenant gives a Power Upgrade Notice and also requests that the Landlord makes the Landlord’s Advance to enable the Tenant to pay for the Tenant’s portion of the Power Upgrade then the Landlord will advance to the Tenant, by way of loan, the Landlord’s Advance to be applied by the Tenant in satisfaction of the Tenant’s portion of the cost of the Power Upgrade.

20.10.2          The Tenant will commence to pay the Power Upgrade Rent to the Landlord in addition to the Base Rent and any other money referred to in this Lease by monthly instalments in advance in amounts notified by the Landlord to the Tenant from time to time. The instalments of the Power Upgrade Rent will be calculated so that all the Landlord’s Advance and interest will be paid by the Tenant to the Landlord on or before the date of expiry of the Term in which the Landlord’s Advance is made.

20.10.3          The first payment of Power Upgrade Rent will be made on the next date after the making of the Landlord’s Advance on which Base Rent is payable under this Lease, and after that, on the same day of each Month during the Term as the Base Rent is payable.

20.10.4     The Power Upgrade Rent will not be subject to review under this Lease.

20.10.5     The Tenant will pay to the Landlord no later than 28 days after the happening of a Payment Event all the then unpaid instalments of Power Upgrade Rent.

SCHEDULE- ESTATE RULES AND REGULATIONS

1.                         The Tenant will comply with the by-laws of Strata Plan 58386 as varied from time to time.

2.                         The Tenant will not obstruct or interfere with the Accessories, the Fire Equipment or the Landlord’s Airconditioning Equipment.

3.                         The Tenant will only use for moving goods of bulk or quantity such parts of the Premises and the Common Areas and at such times as the Landlord from time to time directs. The Tenant will give the Landlord not less than 48 hours prior written notice that the Tenant intends to move goods of bulk or quantity.

4.                         The Tenant will not allow any article whatsoever to fall from the Premises or the Common Areas and will not place any article on any ledge or other like part of the Premises or the Common Areas.

5.                           The Tenant will keep clean and free from rubbish such parts of the Common Areas or of any public footpath that immediately adjoin the Premises.

6.                         The Tenant will endeavour to keep the Premises and any property in the Premises safe from theft and will keep the Premises secure when the Premises are not in use.

7.                           The Tenant will not allow any keys or other means of access to the Premises to come into possession of any other Person and on the expiry or earlier termination of this Lease will deliver all keys or other means of access to the Premises to the Landlord. The Tenant will promptly advise the Landlord of any keys or other means of access to the Premises that are lost or destroyed or otherwise no longer in the Tenant’s control.

8.                         No rubbish or waste will at any time be burned on the Premises or the Common Areas.

9.                         All blinds, awnings, window ventilators and other similar fittings installed by the Tenant with the Landlord’s consent visible from outside the Premises will conform to the Landlord’s requirements as to design, quality and appearance.

10.                  The toilets and other waste apparatus used by the Tenant will not be used for any purpose other than for which they were constructed and no unsuitable substances will be thrown in the toilets or other waste apparatus. Any damage resulting to the toilets or waste apparatus from misuse by the Tenant will be made good by the Tenant.

11.                     No part of the Common Areas can be used by the Tenant for parking vehicles except for pick-up or delivery of goods or Persons in the ordinary course of the Tenant’s business or unless expressly permitted by this Lease.

12.                     The Premises will not remain open for business during any times prohibited by law for that class of Premises or for the business carried on in the Premises.

13.                     The Tenant will not bring onto the Estate any vehicle or trolley which does not have rubber tyres.

14.                     Where the Landlord at the Tenant’s request provides the Tenant with identification on any sign installed by the Landlord near an entrance to the Estate the Tenant will pay the Landlord’s costs of providing such identification on demand.

15.                     The Tenant will not allow smoking in the Premises or, so far as it is within the Tenant’s control, the Common Areas.

16.                     The Tenant will comply with the Landlord’s procedures for Estate security.

I certify that the person(s) signing opposite, with whom I am personally acquainted or as to whose identity I am otherwise satisfied, signed this instrument in my presence.		Certified correct for the purposes of the Real Property Act 1900 by the person(s) named below who signed this instrument pursuant to the power of attorney specified.

Signature of witness:	/s/ Ranee George	Signature of attorney:	/s/ Tim Roger Lewis
	Ranee George	Attorney’s name:	Tim Roger Lewis

Name of witness:	Ranee George	Signature of attorney:	/s/ Adrian Lawrence Astridge
Address of witness:	Level 6	Attorney’s name:	Adrian Lawrance Astridge
345 George St
Sydney

		Signing on behalf of:	ING Management Limited
(ACN 006 065 032)
		Power of attorney- Book:	4454
		- No.:	709

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the authorised person(s) whose signature(s) appeals) below pursuant to the authority specified:

Corporation:	Channell Pty Limited	(ABN 29 002 735 622)
Authority:	s 127Corporations Act, 2001

Signature of authorised person:	/s/ Nick Morganti	Signature of authorised person:	/s/ William H. Channell, Jr.

Name of authorised person:	Nick Morganti	Name of authorised person:	William H. Channell, Jr.
Office held:	Managing Director	Office held:	Director

Contents

1.	DEFINITIONS AND INTERPRETATION	6
2.	TERM	12
3.	BASE RENT AND OTHER PAYMENTS	13
4.	UTILITIES	18
5.	OTHER CHARGES	19
6.	TENANT’S BUSINESS	19
7.	USE OF PREMISES AND CLEANING	19
8.	TENANT’S USE OF ESTATE	21
9.	LANDLORD’S MANAGEMENT AND ESTATE	22
10.	MAINTENANCE AND REPAIR	23
11.	WORKS AND OVERLOADING	25
12.	LANDLORD’S RESERVATIONS	25
13.	LANDLORD’S LIABILITIES AND INDEMNITIES	26
14.	INSURANCES	28
15.	ASSIGNMENT, SHARES DEALING, SUB-LETTING MORTGAGING ETC.	29
16.	LANDLORD’S TITLE	30
17.	TENANT’S DEFAULT	31
18.	GUARANTEE	32
19.	GENERAL	34
20.	SPECIAL PROVISIONS	35
SCHEDULE- ESTATE RULES AND REGULATIONS		41

/s/ William H. Channell, Jr.

/s/ Nick Morganti

/s/ Tim Roger Lewis

/s/ Adrian Lawrence Astridge